Exhibit 10.3

Loan Transfer Tripartite Agreement

This Loan Transfer Tripartite Agreement (“Agreement”) is entered into on June 19, 2017 in Haidian District, Beijing, the People’s Republic of China (“PRC”) by and among:

Party A (Transferor): Beijing Tusen Hulian Technology Co., Ltd.

Address: Room E429, 4th Floor, Building 3, 29 DongBeiWangNan Road, Haidian District, Beijing

Unified Social Credit Code: 91110108355223385M

Party B (Transferee): Beijing Tusen Weilai Technology Co., Ltd.

Address: No. 1 Linkong Second Road, Shunyi Park, Zhongguancun Science and Technology Park, Shunyi District, Beijing

Unified Social Credit Code: 91110113MA00ACF77P

Party C (Creditor): Jinzhuo Hengbang Technology (Beijing) Co., Ltd.

Address: Room 522, 5th Floor, Scientific Research Building, Sina Headquarters, N-1, N-2 of Phase II Zhongguancun Software Park (West Expansion), DongBeiWangXi Road, Haidian District, Beijing

Unified Social Credit Code: 911101087587274578

Hereinafter individually referred to as a “Party” and collectively as the “Parties”.

Whereas:

1.

Both Party A and Party B are limited liability companies incorporated in Beijing under the laws of the PRC and the actual controller of both Party A and Party B is an individual, CHEN Mo (ID Number: [***]). The Parties are affiliates under the same actual controller.

2.	Party A and Party C have entered into a Loan Agreement on August 16, 2016

(“The Loan Agreement”), where Party A is the borrower and Party C is the lender. Pursuant to the Loan Agreement, Party A shall borrow from Party B Fifteen Million Yuan (RMB 15,000,000.00) for a term of 12 months from the date on which the loan is remitted to the account designated by Party A at the annual interest rate of 8%, and Party A shall repay the principal and the interest accrued thereon on a lump-sum basis when due (the above loan and interest are collectively referred to as “Party A’s Debts”).

3.	All Parties agree that the creditor’s rights and debts between Party A and Party C are true and valid. Party B is willing to assume Party A’s Debts, and Party C agrees to the assumption of such debts.

Accordingly, based on the principle of equality and mutual benefit, and in accordance with the Contract Law of the People’s Republic of China and other relevant laws and regulations, the Parties have friendly negotiated with regard to Party B’s voluntary assumption of Party A’s debts to Party C, and entered into this agreement.

1	Debts

1.1	The Parties unanimously agree that Party B shall assume the following debts:

1)	A total of Fifteen Million Yuan (RMB 15,000,000.00) of the loan principle, and the maturity date is August 16, 2017;

2)	the interest of the above principal shall be calculated at an annual interest rate of 8%, and shall be calculated from August 17, 2016 to the actual repayment date by Party B.

3)	other outstanding debts which Party A has not repaid to Party C (if any).

1.2	The Parties unanimously agree that Party B shall repay the debts set out in Article 1.1 of this Agreement as follows:

1.2.1

First repayment: Party B undertakes to make the first repayment to Party C on August 16, 2017. The repayment amount shall be equal to all the interest on the principal set out in Clause 1.1 of this Agreement at an annual interest rate of 8% calculated from August 17, 2016 to August 16, 2017, the total amount of which shall be One Million Two Hundred Thousand Yuan (RMB 1,200,000.00);

1.2.2

Second Repayment: Party B undertakes to make the second repayment to Party C on December 31, 2017. The repayment amount shall be equal to the principal of the loan set out in Clause 1.1 of this Agreement and all the interest accrued thereon at an annual interest rate of 8% from August 17, 2017 to December 31, 2017, the total amount of which shall be Fifteen Million Four Hundred and Fifty Thousand Four Hundred and Ten Yuan, and Ninety-Six Cents (RMB 15,450,410.96);

1.2.3

If there is any outstanding loan principal or interest after December 31, 2017, Party B shall pay Party C an additional default penalty equal to 0.03% of the outstanding amount each day until all the payments are fully repaid.

2	Covenants of Party A

2.1	Party A is a legal organization or a natural person with full civil capacity and has the ability to sign this Agreement and perform its obligations thereunder.

2.2	The terms and conditions of this Agreement are the true intentions of Party A and shall be legally binding upon it.

2.3

In connection with the signing of this Agreement and performance of its obligations thereunder, Party A has obtained all necessary company authorizations and obtained the approval of the company’s shareholders meeting or the board of directors, and does not violate any applicable laws or regulations. The authorized representative signatory of the Agreement has been legally and effectively authorized.

2.4

Party A undertakes to other Parties that if Party B fails to perform or fails to fully perform the repayment obligations under this Agreement for any reason by then, Party A will be responsible for the failed or incomplete repayment obligations.

2.5

Party A warrants to all other Parties that Party A will abide by and perform all warranties, commitments, agreements and representations. In the event that Party A does not perform or does not fully perform its warranties, commitments, agreements and representations, Party A shall indemnify the other parties for all losses incurred thereby.

3	Covenants of Party B

3.1	Party B is a legal organization or a natural person with full civil capacity and has the ability to sign this Agreement and perform its obligations thereunder.

3.2	The terms and conditions of this Agreement are the true intentions of Party B and shall be legally binding upon it.

3.3

In connection with the signing of this Agreement and performance of its obligations thereunder, Party B has obtained all necessary company authorizations and obtained the approval of the company’s shareholders meeting or the board of directors, and does not violate any applicable laws or regulations. The authorized representative signatory of this Agreement has been legally and effectively authorized.

3.4

Party B, by reviewing the relevant documents concerning the occurrence of the creditor’s claims and debts of Party A and Party C, has verified the truth of the debt owed by Party A to Party C, and voluntarily assumes the debt mentioned in Clause 1.1 of this Agreement, and succeeds Party A as the debtor of Party C.

3.5

Any other agreement or claims and debts between Party B and Party A or any third party is unrelated to this Agreement. After the entry into force of this Agreement, Party B shall not repudiate the Agreement on the ground of invalidity, cancellation or discharge of any other agreement or any debt obligations between Party A and any third party;

3.6	Party B shall not refuse to perform its obligations under this Agreement on the grounds of any fault of Party A.

4	Covenants of Party C

4.1

After this Agreement comes into force, unless Party B explicitly refuses to perform or there is evidence that it is impossible to perform the repayment obligations under the Agreement, Party C shall not advocate the performance of Party A of the debts already assumed by Party B in the Agreement.

5	Service Charge and Other Fees

5.1

All expenses required to realize the rights under the Agreement, including but not limited to registration fees, evaluation fees, auction fees, intermediary fees, attorney fees, notarization fees, etc., shall be borne by Party A and Party B.

6	Force Majeure

6.1

“Force Majeure Event” refers to any event beyond the reasonable control of one Party and still unavoidable under the reasonable care of the Affected Party, including but not limited to government actions, natural forces, fires, explosions, storms, floods, earthquakes, tides, lightning or war. However, insufficient credit, funds or financing shall not be regarded as matters beyond the reasonable control of one Party. The liability of the Party affected by the Force Majeure Event (hereinafter referred to as the “Affected Party”) shall be exempted in whole or in part based on the Force Majeure Event’s impact on the Agreement. The Affected Party seeking to be exempted from the liability of the performance under this Agreement due to the Force Majeure Event shall notice the other Party of the Force Majeure Event no later than ten (10) days from the occurrence of the Force Majeure Event, and the Parties to the Agreement shall negotiate to modify this Agreement based on the impact of the Force Majeure Event, and the Affected Party shall be fully or partially exempted from the obligations under this Agreement.

6.2

The Affected Party shall take appropriate measures to mitigate or avoid the impact of such Force Majeure Events, and shall strive to resume the performance of obligations that have been delayed or hindered due to such Force Majeure Events. Once the Force Majeure Event ends, the Parties to the Agreement agree to do their utmost to resume the exercise of the rights and performance of the obligations under this Agreement.

7	Application of Law and Dispute Resolution

7.1	This agreement is governed by the laws of the PRC and construed in accordance with the laws of the PRC.

7.2

In the event of disputes between the Parties to the Agreement concerning the interpretation and performance of the provisions hereunder, the Parties shall resolve such disputes through negotiation in good faith. If negotiation fails, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its effective arbitration rules in force at that time. The arbitration shall take place in Beijing and the language of arbitration shall be Chinese. The arbitral award shall be final and binding on all Parties to the Agreement. The provisions of this section shall survive the termination or discharge of this Agreement.

7.3

The Parties to this Agreement shall continue to perform their respective obligations in accordance with the provisions of this Agreement in good faith, except for matters in dispute between the Parties.

8	Notice

8.1

Notices issued by each Party for the fulfillment of its rights and obligations under this Agreement shall be in writing, and sent by hand delivery, registered mail, postage prepaid mail, approved courier service, or fax to the address listed below of the Party or Parties concerned.

Party A: Beijing Tusen Hulian Technology Co., Ltd.

Contact: CHEN Mo

Email: [***]

Address: [***]

Postal Code: [***]

Party B: Beijing Tusen Weilai Technology Co., Ltd.

Contact: CHEN Mo

Email: [***]

Address: [***]

Postal code: [***]

Party C: Jinzhuo Hengbang Technology (Beijing) Co., Ltd.

Contact: Zhang Lijing

Email: [***]

Address: [***]

Postal Code: [***]

9	Waiver

9.1

Party A’s failure to exercise or delay in the exercise of any right, remedy, power or privilege under this Agreement shall not be construed as a waiver of such right, remedy, power, or privilege. Any exercise of any right, remedy, power or privilege by Party A alone or in part shall not preclude the exercise of any other rights, remedies, powers or privileges. The rights, remedies, powers and privileges stipulated in this Agreement are cumulative and do not exclude the application of any rights, remedies, powers and privileges provided by any law.

10	Miscellaneous

10.1

The Agreement shall become effective upon signing by the Parties on the date as stipulated in the first page of this document. Any amendments, supplements and changes to the Agreement shall be in writing and shall become effective upon the signature and seal of the Parties hereto.

10.2

The Parties to this Agreement hereby confirm that the Agreement constitutes a fair and reasonable agreement between the Parties on the basis of equality and mutual benefit. If any provision of the Agreement is invalid or unenforceable due to inconsistency with any relevant law, such provision shall be invalid or unenforceable only within the jurisdiction of the relevant law, and the validity of other provisions hereof shall not be affected.

10.3	The Agreement shall be written in the Chinese language in three (3) originals with each Party holding one (1) counterpart.

(Remainder of page intentionally left blank)

(This page shall be the signature page of the Loan Transfer Tripartite Agreement without text)

Party A: Beijing Tusen Hulian Technology Co., Ltd. (seal)

[Beijing Tusen Hulian Technology Co., Ltd. company seal is affixed]

Party B: Beijing Tusen Weilai Technology Co., Ltd. (seal)

[Beijing Tusen Weilai Technology Co., Ltd. company seal is affixed]

Party C: Jinzhuo Hengbang Technology (Beijing) Co., Ltd. (seal)

[Jinzhuo Hengbang Technology (Beijing) Co., Ltd. company seal is affixed]